                                                                   Exhibit 10.15

                               SERVICES AGREEMENT

THIS SERVICES AGREEMENT (this "Agreement") is effective as of the 1st day of June 2002 ("Effective Date"), by and among Hewitt Holdings LLC, an Illinois limited liability company ("Holdings"), and Hewitt Associates LLC, an Illinois limited liability company ("Associates").

Whereas, pursuant to the terms of the Ownership Interest Transfer Agreement dated June 1, 2002 by and among Holdings and Hewitt Associates, Inc., a Delaware corporation ("Hewitt Inc."), Holdings transferred all of the outstanding equity ownership interests of Associates to Hewitt Inc.; and

Whereas, pursuant to the terms and conditions set forth herein, Holdings desires to obtain from Associates certain services in connection with Holdings' ongoing operations.

Now, therefore, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties shall take the actions described herein, all upon the terms and conditions hereinafter set forth.

                                    ARTICLE I
                               ASSOCIATES SERVICES

     1.1  Services. Following the Effective Date, Holdings' primary business
          --------
shall be to manage its ownership interest in Hewitt Inc. and certain real estate relationships between Holdings and Associates, and to address such other matters, as contemplated in Holdings' Operating Agreement, as amended from time to time. Holdings may require from time to time the assistance of certain functions within Associates to further such efforts and otherwise operate Holdings' business. From the Effective Date through September 30, 2007, Associates shall provide Holdings with certain support services. The parties anticipate that such services will involve support primarily from Associates' Financial, Real Estate and General Counsel functions, which support will be provided in a manner consistent in all material respects with the support such functions provided to Holdings prior to the Effective Date unless such authorized representatives agree otherwise ("Basic Services"). If a particular project involves considerable extra time and effort from Associates' personnel ("Additional Services"), Associates may charge separately for such services.

     1.2  Consideration. Holdings shall pay Associates $50,000 per year in
          -------------
exchange for Associates providing the Basic Services. The fee for Additional Services shall be based on the actual time spent by Associates' associates and their standard billing rate. Associates shall maintain accurate records of all hours worked by its associates in performing Additional Services and shall invoice Holdings on a monthly basis for the Additional Services actually performed. Such invoices shall be payable in thirty (30) days.

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF HOLDINGS

     Holdings represents and warrants to Associates as of the date hereof as follows:

     2.1  Due Organization. Holdings is a limited liability company duly
          ----------------
organized, validly existing and in good standing under the laws of the State of Illinois, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     2.2  Due Authorization. Holdings has all requisite legal standing, power
          -----------------
and authority to enter into and perform this Agreement and the other agreements and documents contemplated by this Agreement and to carry out the transactions contemplated by this Agreement and such other agreements. This Agreement has been duly and validly executed and delivered by Holdings and constitutes the legal, valid and binding obligation of Holdings, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time which affect creditor's rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     2.3  No Conflicts; No Consents. The execution, delivery and performance of
          -------------------------
this Agreement and all other agreements and documents contemplated by this Agreement (and the consummation of the transactions contemplated by this Agreement and such other agreements or documents) by Holdings do not, (a) require any notice to, filing with, authorization of, exemption by, or the consent of the government of the United States of America, or any state or local government or any political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government ("Governmental Authority") or any other third party, or
(b) violate, conflict with, require the consent under, or result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, or permit cancellation of, or result in the acceleration of any obligation or the creation of any pledge, security interest, lien, mortgage, trust deed, lease or sublease (collectively, "Encumbrances") under any of the terms, conditions, or provisions of the Articles of Organization or the Operating Agreement of Holdings or any contract to which Holdings is a party or by which it or any of its properties is bound.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF ASSOCIATES

     Associates represents and warrants to Holdings as of the date hereof as follows:

     3.1  Due Organization. Associates is a limited liability company duly
          ----------------
organized, validly existing and in good standing under the laws of the State of Illinois, with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

     3.2  Due Authorization. Associates has all requisite legal standing, power
          -----------------
and authority to enter into and perform this Agreement and the other agreements and documents contemplated by this Agreement and to carry out the transactions contemplated by this Agreement and such other agreements. This Agreement has been duly and validly executed and delivered by Associates and constitutes the legal, valid and binding obligation of Holdings, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or
                                       2
similar laws from time to time which affect creditor's rights generally, and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

     3.3  No Conflicts; No Consents. The execution, delivery and performance of
          -------------------------
this Agreement and all other agreements and documents contemplated by this Agreement does not, (and the consummation of the transactions contemplated by this Agreement and such other agreements or documents) by Associates do not, (a) require any notice to, filing with, authorization of, exemption by, or consent of any Governmental Authority or any other third party; or (b) violate, conflict with, require the consent under, or result in a breach of, or constitute a default (or an event which, with or without notice or lapse of time or both, would constitute a default) under, or permit cancellation of, or result in the acceleration of any obligation or the creation of any Encumbrances under any of the terms, conditions or provisions of the Articles or Organization or the Operating Agreement of Associates or any contract to which Associates is a party or by which it or any of its properties is bound.

                                   ARTICLE IV
                                 INDEMNIFICATION

     4.1  Indemnification by Holdings. Holdings shall indemnify Associates and
          ---------------------------
its officers, employees, agents, subsidiaries and affiliates against, and agrees to hold each of them harmless from, any and all liabilities, losses, costs, damages, penalties or expenses (including reasonable attorneys' fees and expenses and costs of investigation and litigation) (collectively, "Losses") suffered by any of them arising out of or relating to any breach of, or inaccuracy in, any representation or warranty or any failure to perform any covenant made by Holdings pursuant to this Agreement.

     4.2  Indemnification by Associates. Associates shall indemnify Holdings and
          -----------------------------
its officers, members, employees, agents, subsidiaries and affiliates against, and agrees to hold each of them harmless from, any and all Losses suffered by Holdings arising out of or relating to any breach of, or inaccuracy in, any representation or warranty or any failure to perform any covenant made by Associates pursuant to this Agreement.

                                    ARTICLE V
                                  MISCELLANEOUS

     5.1  Further Assurances. Each party will, at the reasonable request of any
          ------------------
other party hereto, execute and deliver to such other party all such further instruments, assignments, assurances and other documents, and take such actions as such other party may reasonably request in connection with the carrying out of this Agreement and the consummation of the transactions contemplated hereby.

     5.2  Amendment. This Agreement may be amended, modified or supplemented but
          ---------
only in writing signed by all of the parties hereto.

     5.3  Waivers. The failure of a party hereto at any time or times to require
          -------
performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

     5.4  Counterparts. This Agreement may be executed in counterparts, each of
          ------------
which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.5  Headings. The headings preceding the text of Articles and Sections of
          --------
this Agreement and the Exhibits and Schedules hereto, if any, are for convenience only and shall not be deemed part of this Agreement.

     5.6  Applicable Law. This Agreement shall be governed by and construed and
          --------------
enforced in accordance with the internal laws of the State of Illinois, without regard to conflict of law principles.

     5.7  Assignment. This Agreement shall be binding upon and inure to the
          ----------
benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. No party hereto may assign its rights or delegate its duties hereunder to another person or entity without the written consent of the other party first having been obtained and any attempted assignment or delegation without such consent will be null and void, provided, however, that Associates may assign its rights and delegate its duties to any entity controlling, controlled by or under common control with Associates.

     5.8  Severability. If any provision of this Agreement is or becomes
          ------------
invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     5.9  Entire Understanding. This Agreement, the Exhibits and Schedules
          --------------------
hereto, if any, and the other documents contemplated hereby and thereby set forth the entire agreement and understanding of the parties hereto in respect to the transactions contemplated hereby and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof and are not intended to confer upon any other person any rights or remedies hereunder.

                                      *****

     IN WITNESS WHEREOF, the parties hereto have caused this Services Agreement to be executed and delivered as of the date first above written.



Hewitt Holdings LLC



By: /s/ Gerald I. Wilson
   -----------------------------------------
Name: Gerald I. Wilson
Title: Chairman of the Executive Committee
         and Authorized Representative



Hewitt Associates LLC



By: /s/ C. Lawrence Connolly, III
   -----------------------------------------
Name: C. Lawrence Connolly, III
Its: Authorized Representative